Exhibit 1.1

8,888,889 Shares

Suja Life, Inc.

UNDERWRITING AGREEMENT

May 6, 2026

GOLDMAN SACHS & CO. LLC

JEFFERIES LLC

WILLIAM BLAIR & COMPANY, L.L.C.

As Representatives of the several Underwriters

c/o GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10282

c/o JEFFERIES LLC
520 Madison Avenue
New York, New York 10022

c/o WILLIAM BLAIR & COMPANY, L.L.C.

The William Blair Building

150 North Riverside Plaza

Chicago, Illinois 60606

Ladies and Gentlemen:

Introductory. Suja Life, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 8,888,889 shares of its Class A common stock, par value $0.0001 per share (the “Shares”). The 8,888,889 Shares to be sold by the Company are called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,333,333 Shares as provided in Section 2. The additional 1,333,333 Shares to be sold by the Company pursuant to such option are called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” Goldman Sachs & Co. LLC (“GS”), Jefferies LLC (“Jefferies”) and William Blair & Company, L.L.C. (“WB”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.

The Company was formed in contemplation of the proposed issuance and sale of the Shares (the “Offering”). It is understood and agreed to by all parties that the Company will, prior to the closing of the Offering, enter into certain organizational transactions described under the heading “Organizational Structure” in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each as defined herein) (the “Organizational Transactions”). Following the Offering and the Organizational Transactions, the Company will be a holding company whose principal asset will consist of a 61.6% equity interest in Suja Life Holdings, L.P. (“Holdings LP,” together with the Company, the “Company Parties”), with such equity interest consisting of 23,788,700 common units of Holdings LP (“LP Units”), representing approximately 61.6% of the economic interest in Holdings LP (or 25,122,033 LP Units, representing approximately 62.9% of the economic interest in Holdings LP if the Underwriters exercise in full their option to purchase the Optional Shares). After the consummation of the Organizational Transactions, among other things, the Company will be the sole general partner of Holdings LP and will control the business and affairs of Holdings LP and its direct and indirect subsidiaries. References herein to the “Company and its subsidiaries” refer to the Company and its subsidiaries pro forma following the Organizational Transactions.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, File No. 333-294971 which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements and exhibits, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “Prospectus.” The preliminary prospectus dated April 30, 2026 describing the Offered Shares and the offering thereof is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus is called a “preliminary prospectus.” As used herein, “Applicable Time” is 5:05 p.m. (New York City time) on May 6, 2026. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus together with the free writing prospectuses, if any, identified in Schedule B hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Offered Shares; “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the offering of the Offered Shares; “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Schedule C attached hereto.

All references in this Agreement to (i) the Registration Statement, any preliminary prospectus (including the Preliminary Prospectus), or the Prospectus, or any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 3(n) of this Agreement.

In the event that any Company Party has only one subsidiary, then all references herein to “subsidiaries” of the Company Parties shall be deemed to refer to such single subsidiary, mutatis mutandis.

The Company Parties hereby confirm their agreement with the Underwriters as follows:

Section 1.      Representations and Warranties of the Company Parties.

Each Company Party hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)            Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(b)            Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the First Closing Date (as defined in Section 2) and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company Parties in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c)            Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission, retention and legending, as applicable, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus unless such information has been superseded or modified as of such time. Except for the free writing prospectuses, if any, identified in Schedule B and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)            Distribution of Offering Material By the Company. Prior to the latest of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, (ii) the completion of the Underwriters’ distribution of the Offered Shares and (iii) the expiration of 25 days after the date of the Prospectus, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives, the free writing prospectuses, if any, identified on Schedule B hereto and any Permitted Section 5(d) Communications.

(e)            The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each Company Party.

(f)            No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights related to the Registration Rights Agreement as described in the Registration Statement.

(g)            No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that would be expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets or liabilities, whether or not arising from transactions in the ordinary course of business, of the Company Parties and their subsidiaries, considered as one entity or (B) the ability of the Company Parties to consummate the transactions contemplated by this Agreement or perform their obligations hereunder (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company Parties and their subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company Parties and their subsidiaries, considered as one entity, and have not entered into any material transactions not in the ordinary course of business; and (iii) there has not been any material change in the capital stock (other than as a result of (A) the exercise, vesting or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options, restricted stock units, incentive units or other equity awards or the award, if any, of stock options, restricted stock units, incentive units or other equity awards in the ordinary course of business pursuant to the Company’s equity and/or long-term incentive plans that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (B) the issuance, if any, of stock upon the exercise or conversion of Company securities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) any conversion, exchange, reclassification, transfer or sale in connection with, and as contemplated by, the Organizational Transactions or (D) any exchange of Class V common stock, par value $0.0001 per share (“Class V Common Stock”), together with an equal number of LP Units, for Shares) pursuant to the Exchange Agreement (as defined in the Time of Sale Prospectus) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or any material increase in any short-term or long-term indebtedness of the Company Parties or their subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by any Company Party or, except for dividends paid to the Company Parties or other of their subsidiaries, by any of the Company Parties’ subsidiaries on any class of capital stock, or any repurchase or redemption by the Company Parties or any of their subsidiaries of any class of capital stock.

(h)            Independent Accountants. Deloitte & Touche LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(i)            Financial Statements. The financial statements of the Company and Holdings LP and their respective consolidated subsidiaries filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the financial position of the Company, Holdings LP and their respective consolidated subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. Except for the pro forma condensed consolidated financial data of the Company and its subsidiaries, the financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial and Other Data” and “Capitalization” present fairly, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The pro forma condensed consolidated financial statements of the Company and its subsidiaries and the related notes thereto included under the caption “Unaudited Pro Forma Condensed Consolidated Financial Information” and elsewhere in the Registration Statement, the Time of Sale Prospectus or the Prospectus present fairly, in all material respects, the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate, in all material respects, to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, any preliminary prospectus or the Prospectus and any free writing prospectus, that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(j)            Company’s Accounting System. The Company Parties and their subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(k)            Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company Parties and their subsidiaries have established and maintain disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(l)            Incorporation and Good Standing of the Company. Each of the Company Parties has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or partnership, respectively, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement. Suja Life, LLC is duly qualified as a foreign limited liability company to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not be expected, individually or in the aggregate, to result in a Material Adverse Change.

(m)            Subsidiaries. Each of the Company Parties’ “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Company Parties’ subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not be expected, individually or in the aggregate, to result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company Parties’ subsidiaries has been duly authorized and validly issued, are fully paid and nonassessable and are owned by such Company Party, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding capital stock or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. The constitutive or organizational documents of each of the subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(n)            Capitalization and Other Capital Stock Matters. Holdings LP has the capitalization set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. After giving effect to the Organizational Transactions, the issuance of the Shares to be sold by the Company and the use of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). After giving effect to the Organizational Transactions, the Shares (including the Offered Shares) will conform in all material respects to the description thereof contained in the Time of Sale Prospectus and all of the issued and outstanding Shares will have been duly authorized and validly issued, fully paid and nonassessable and the Offered Shares, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable. None of the outstanding Shares (including the Offered Shares) were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(o)            Stock Exchange Listing. The Offered Shares have been approved for listing on The NASDAQ Global Select Market (“NASDAQ”), subject only to official notice of issuance.

(p)            Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company Parties nor any of their subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not be expected, individually or in the aggregate, to result in a Material Adverse Change. Each Company Party’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus and the issuance and sale of the Offered Shares (including the use of proceeds from the sale of the Offered Shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) (i) has been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of each Company Party or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company Parties or any of their subsidiaries, except, in such cases of clauses (ii) and (iii) above, where such conflict, breach, violation, Default or Debt Repayment Triggering Event would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company Parties’ execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by each Company Party and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q)            Compliance with Laws. Each Company Party and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not be expected, individually or in the aggregate, to result in a Material Adverse Change.

(r)            No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company Parties, threatened against or affecting the Company Parties or any of their subsidiaries, which would be expected, individually or in the aggregate, to result in a Material Adverse Change. No material labor dispute with the employees of the Company Parties or any of their subsidiaries exists or, to the knowledge of the Company Parties, is threatened or imminent, and none of the Company Parties is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers or manufacturers that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(s)            Intellectual Property Rights.  Each Company Party and its subsidiaries exclusively own or have obtained valid and enforceable licenses for all material patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted. Except as would not be expected, individually or in the aggregate, to result in a Material Adverse Change, (i) to the Company Parties’ knowledge, there is no infringement by third parties of any Intellectual Property owned by the Company Parties’ or their subsidiaries; (ii) there is no pending or, to the Company Parties’ knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company Parties’ or their subsidiaries’ rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (iii) there is no pending or, to the Company Parties’ knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, enforceability or scope of any Intellectual Property, and the Company Parties are unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; and (iv) neither the Company Parties nor any of their subsidiaries has infringed or is infringing the Intellectual Property of a third party and there is no pending or, to the Company Parties’ knowledge, threatened action, suit, proceeding or claim by any third party asserting that the Company Parties or any of their subsidiaries infringe or otherwise violate, or would, upon the commercialization of any product or service described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as under development, infringe or violate, any patent, trademark, copyright, trade secret or other Intellectual Property rights of any third party, and the Company Parties are unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. No material Intellectual Property of the Company Parties has been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company Parties are unaware of any facts which would form a reasonable basis for any such adjudication. Except as would not be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Company Party and its subsidiaries have, in the past three (3) years, taken commercially reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure agreements, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and to the Company Parties’ knowledge, no employee of any Company Party is, or in the past three (3) years has been, in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with such Company Party.

(t)            All Necessary Permits, etc. Each Company Party and its subsidiaries possess such valid and current licenses, certificates, authorizations, approvals, consents or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (“Permits”), except where the failure to possess the same or so qualify would not be expected, individually or in the aggregate, to result in a Material Adverse Change. Neither the Company Parties nor any of their subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization, approval, consent or permit which, if resolved unfavorably, would not be expected, individually or in the aggregate, to result in a Material Adverse Change.

(u)            Title to Properties. Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, each Company Party and its subsidiaries have good and marketable title to all of the real and personal property and other assets (other than with respect to Intellectual Property, which is addressed exclusively in Section 1(s) above) reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Registration Statement, the Time of Sale Prospectus or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by each Company Party and its subsidiaries. The real property, improvements, equipment and personal property held under lease by each Company Party or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property, improvements, equipment or personal property by each Company Party and its subsidiaries.

(v)            Tax Law Compliance. Except as would not be expected, individually or in the aggregate, to result in a Material Adverse Change, each Company Party and its subsidiaries have filed all applicable tax returns that are required to be filed (taking into account any validly obtained extensions) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any such assessment, fine or penalty that is currently being contested in good faith and by appropriate proceedings. Except as would not be expected, individually or in the aggregate, to result in a Material Adverse Change, each Company Party has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes and other material taxes for all periods as to which the tax liability of each Company Party or any of its subsidiaries has not been finally determined.

(w)            Insurance. Each Company Party and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary for their businesses. The Company Parties have no reason to believe that they or any of their subsidiaries will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not be expected, individually or in the aggregate, to result in a Material Adverse Change. Neither the Company Parties nor any of their subsidiaries have been denied any insurance coverage which they have sought or for which they have applied.

(x)            Compliance with Environmental Laws. Except as would not be expected, individually or in the aggregate, to result in a Material Adverse Change: (i) neither the Company Parties nor any of their subsidiaries are in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) each Company Party and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; and (iii) there are no pending or, to the Company Parties’ knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company Parties or any of their subsidiaries.

(y)            Periodic Review of Costs of Environmental Compliance. In the ordinary course of their businesses, each Company Party conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of each Company Party and its subsidiaries, in the course of which such Company Party identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). The Company Parties are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, that would be expected, individually or in the aggregate, to result in a Material Adverse Change.

(z)            ERISA Compliance. Each Company Party, its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by any Company Party, its subsidiaries or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to any Company Party or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which such Company Party or such subsidiary is a member. (i) No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company Parties, their subsidiaries or any of their ERISA Affiliates; (ii) no “employee benefit plan” established or maintained by the Company Parties, their subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (iii) neither the Company Parties, their subsidiaries nor any of their ERISA Affiliates have incurred or reasonably expect to incur any liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (b) Sections 412, 4971, 4975 or 4980B of the Code; or (iv) each employee benefit plan established or maintained by the Company Parties, their subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except in each case with respect to the events or conditions set forth in (i) through (iv) hereof, as would not be expected, individually or in the aggregate, to result in a Material Adverse Change.

(aa)      Company Not an “Investment Company.” Each Company Party is not, and will not be, either after receipt of payment for the Offered Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb)      No Price Stabilization or Manipulation; Compliance with Regulation M. None of the Company Parties or any of their respective subsidiaries have taken, directly or indirectly, any action designed to or that would be expected to cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and have taken no action which would directly or indirectly violate Regulation M.

(cc)      Related-Party Transactions. There are no business relationships or related-party transactions involving the Company Parties or any of their subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(dd)      FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company Parties, their counsel, their officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company Parties in connection with the offering of the Offered Shares is true, complete, correct and compliant, in all material respects, with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct, in all material respects.

(ee)      Parties to Lock-up Agreements. The Company Parties have furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the persons named in Section 6(h) of this Agreement. If any additional persons shall become directors or officers of any Company Party prior to the end of the Lock-up Period (as defined below), such Company Party shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of such Company Party, to execute and deliver to the Representatives a Lock-up Agreement.

(ff)      Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company Parties believe, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company Parties have obtained the written consent to the use of such data from such sources.

(gg)      Sarbanes-Oxley Act. There is, and has been, no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(hh)      No Unlawful Contributions or Other Payments. None of the Company Parties or any of their subsidiaries nor, to the best of the Company Parties’ knowledge, any employee or agent of the Company Parties or any of their subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(ii)            Anti-Corruption and Anti-Bribery Laws. No Company Party or any of its subsidiaries, and no director or officer of any Company Party or any of its subsidiaries, and, to the knowledge of any Company Party or any of its subsidiaries, no employee, agent, affiliate or other person acting on behalf of any Company Party or any of its subsidiaries, has, in the course of its actions for, or on behalf of, any Company Party or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. Each Company Party and its subsidiaries and, to the knowledge of the Company Parties, the Company Parties’ affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj)      Money Laundering Laws. The operations of each Company Party and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA PATRIOT ACT of 2001, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company Parties or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company Parties, threatened.

(kk)      Sanctions. No Company Party or any of its subsidiaries and no director or officer of any Company Party or any of its subsidiaries, and, to the knowledge of the Company Parties, no employee, agent, affiliate or other person acting on behalf of any Company Party or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is any Company Party or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, the Donetsk People’s Republic, Luhansk People’s Republic, Crimea, Cuba, Iran and North Korea (each, a “Sanctioned Country”), and the Company Parties will not directly or knowingly indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. Since April 24, 2019, the Company Parties and their subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll)      Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(mm)      Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that would be expected to cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(nn)      No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(oo)            Cybersecurity and Compliance with Data Privacy Laws. Each Company Party and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of each Company Party and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other malicious corruptants that would prevent the IT Systems from performing substantially in accordance with their user specifications or functionality descriptions, except as would not be expected, individually or in the aggregate, to result in a Material Adverse Change. Each Company Party and its subsidiaries have implemented and materially complied with commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and confidential data, including “Personal Data” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; and (ii) any information which would qualify as “personally identifying information,” “personal data”, “personal information” or any similar term under any and all applicable “Privacy Laws”. “Privacy Laws” means any and all applicable laws, legal requirements and binding guidelines and standards relating to the receipt, collection, compilation, use, storage, combination, sharing, safeguarding, disposal, erasure, destruction, disclosure or transfer (including cross-border transfer) of any Personal Data, including, but not limited to, the Federal Trade Commission Act, as amended; and the European Union General Data Protection Regulation (EU 2016/679). In the past three (3) years, neither the Company Parties nor any of their subsidiaries have experienced any material breaches, violations, outages or unauthorized uses of or accesses to such IT Systems and/or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, and the Company Parties and their subsidiaries have not been notified of any incidents under internal review or investigations relating to the same. Each Company Party and its subsidiaries has, for the past three (3) years, materially complied, and is presently in material compliance with all applicable Privacy Laws and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, policies, notices and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. In the past three (3) years, the Company Parties and their subsidiaries have not received written notice of any actual or potential liability under or relating to, or claims, charges, investigations or regulatory inquiries related to any actual or potential violation of, any Privacy Law and have no knowledge of any event or condition that would be expected to result in any such notice.

(pp)      Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged in any Section 5(d) Written Communication or any Section 5(d) Oral Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(qq)      Communications. The Company (i) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the Securities Act other than Permitted Section 5(d) Communications with the consent of the Representatives with entities that are QIBs or IAIs or those reasonably believed to be QIBs or IAIs and (ii) has not authorized anyone other than the Representatives to engage in such communications; the Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Marketing Materials, Section 5(d) Oral Communications and Section 5(d) Written Communications; as of the Applicable Time, each Permitted Section 5(d) Communication, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Section 5(d) Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; and the Company has filed publicly on EDGAR at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Offered Shares.

(rr)      Dividend Restrictions. No subsidiary of any Company Party is prohibited or restricted, directly or indirectly, from paying dividends to any Company Party, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to any Company Party or any other subsidiary of such Company Party any amounts that may from time to time become due under any loans or advances to such subsidiary from such Company Party or from transferring any property or assets to any Company Party or to any other subsidiary of any Company Party, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

Any certificate signed by any officer of any Company Party or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Shares shall be deemed a representation and warranty by such Company Party to each Underwriter as to the matters covered thereby.

Each Company Party, as applicable, has a reasonable basis for making each of the representations set forth in this Section 1. The Company Parties acknowledge that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consent to such reliance.

Section 2.      Purchase, Sale and Delivery of the Offered Shares.

(a)            The Firm Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 8,888,889 Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $19.53 per share.

(b)            The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Weil, Gotshal & Manges LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on May 8, 2026, or such other time and date not later than 1:30 p.m. New York City time, on May 8, 2026 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)            The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,333,333 Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” and shall be determined by the Representatives and shall not be earlier than two or later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) the Company agrees to sell such number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine).

(d)            Public Offering of the Offered Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e)            Payment for the Offered Shares. (i) Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(ii)            It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Each of GS, Jefferies, and WB, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)            Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, the Firm Shares to be sold by them through the facilities of DTC at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, the Optional Shares the Underwriters have agreed to purchase from them through the facilities of DTC at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. If the Representatives so elect, delivery of the Offered Shares may be made by credit to the accounts designated by the Representatives through The Depository Trust Company’s full fast transfer or DWAC programs. If the Representatives so elect, the Offered Shares shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.      Additional Covenants of the Company Parties.

Each Company Party further covenants and agrees with each Underwriter as follows:

(a)            Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)            Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement without the Representatives’ prior written consent. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent.

(d)            Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)            Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or, if it is otherwise necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as promptly as practicable. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430A under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)            Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or, if it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

(h)            Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as promptly as practicable.

(i)            Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)            Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(k)            Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable (which may be satisfied by filing with EDGAR) an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l)            Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and NASDAQ all reports and documents required to be filed under the Exchange Act.

(m)            Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Offered Shares on NASDAQ.

(n)            Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(o)            Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 180th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company Parties will not, without the prior written consent of GS and Jefferies (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) submit or file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Shares; or (ix) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, including the issuance or purchase of Shares or securities convertible into or exercisable or exchangeable for Shares (including, without limitation, the LP Units) in connection with the Organizational Transactions as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (B) issue Shares or options to purchase Shares, restricted stock, restricted stock units or other compensatory equity-based awards, or issue Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, but only if the holders of such Shares or options that are a director, officer or beneficial owner (as defined and determined according to Rule 13d-3 under the Exchange Act) of one percent or more of the outstanding issued share capital of the Company, agree in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such Shares or options during such Lock-up Period without the prior written consent of GS and Jefferies (which consent may be withheld in their sole discretion), (C) file one or more registration statements on Form S-8 (or any successor form) with the Commission relating to securities granted or to be granted pursuant to any equity incentive, long-term incentive or similar plan described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (D) issue Shares or Related Securities in connection with the acquisition or license by the Company of the securities, business, property, technology or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such merger or acquisition, (E) issue Shares or substantially similar securities upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement (including, without limitation, the LP Units), (F) issue Shares or Related Securities in connection with any merger, joint venture, strategic alliance, commercial relationship or other strategic or collaborative transactions and (G) submit a confidential registration statement in connection with the exercise of any demand and/or piggyback registration rights described in the Prospectus and any preparations related thereto, provided that such submission or preparations do not require or result in the public filing of a registration statement with the Commission or any other public announcement of such proposed registration by the Company or any third party during the Lock-up Period, and provided further that the Company shall notify the Representatives prior to making any such submission; provided that the aggregate number of Shares or Related Securities that the Company may issue or agree to issue pursuant to the foregoing clauses (D) and (F) shall not exceed 10% of the total outstanding capital stock of the Company immediately following the issuance of the Offered Shares, and provided further, in the case of clauses (D) and (F), that the recipients thereof provide to the Representatives a signed Lock-up Agreement. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares, or any securities exchangeable or exercisable for or convertible into Shares (including, for the avoidance of doubt, LP Units and shares of Class V Common Stock), or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

(p)            Future Reports to the Representatives. During the period of three years hereafter, for so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) under the Exchange Act, the Company will furnish to the Representatives, c/o Goldman Sachs & Co. LLC, at 200 West Street, New York, New York 10282, Jefferies LLC, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate and William Blair & Company, L.L.C., at The William Blair Building, 150 North Riverside Plaza, Chicago, Illinois 60606: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(q)            No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will use its best efforts to ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall use its best efforts to cause each of their affiliates to, comply with all applicable provisions of Regulation M.

(r)            Enforce Lock-up Agreements. During the Lock-up Period, the Company Parties will enforce all agreements between the Company Parties and any of their securityholders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company Parties will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company Parties that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors and securityholders pursuant to Section 6(h) hereof.

(s)            Amendments and Supplements to Permitted Section 5(d) Communications. If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.

(t)            Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Offered Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) the expiration of the Lock-up Period (as defined herein).

(u)            Announcement Regarding Lock-ups. The Company Parties agree to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company Parties from any of the restrictions imposed by any Lock-up Agreement, by issuing, through a major news service, a press release in form and substance satisfactory to the Representatives or, if consented to by the Representatives, in a registration statement that is publicly filed in connection with a secondary offering of the Company’s shares promptly following any Company Party’s receipt of any notification from the Representatives in which such intention is indicated, but in any case not later than the close of the third business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent the Representatives, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether the Company or Holdings LP, as applicable, has made the required announcement; and provided, further, that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-up Agreement in the form set forth as Exhibit A hereto.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company Parties of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.      Payment of Expenses. The Company Parties, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes arising in the United States or any other jurisdiction where a Company Party is organized, incorporated or otherwise resident or has a permanent establishment for tax purposes (and any political subdivision of the foregoing) in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company Parties’ counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement, (vi) all reasonable and documented filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the reasonable and documented costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Shares, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters (provided that the amount payable by the Company with respect to such fees and expenses of counsel pursuant to clauses (vi) and (vii) of this Section 4 shall not, individually or in the aggregate, exceed $40,000), (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the offering of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants (it being understood that the Underwriters will pay or cause to be paid the travel and lodging expenses of their representatives); provided, however, that the cost of any aircraft chartered in connection with the road show shall be paid fifty percent (50%) by the Company and fifty percent (50%) by the Underwriters, (ix) the fees and expenses associated with listing the Offered Shares on NASDAQ, and (x) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5.      Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6.      Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company Parties set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company Parties of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)            Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)            Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i)            The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(ii)            No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)            FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)            No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i)            No event or condition of a type described in Section 1(g) hereof shall have occurred or shall exist, which event or condition is not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Shares on the First Closing Date or any Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus; and

(ii)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d)            Opinion of Counsel for the Company Parties. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Kirkland & Ellis LLP, counsel for the Company Parties, dated as of such date, in form and substance reasonably satisfactory to the Underwriters.

(e)            Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Weil, Gotshal & Manges LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance reasonably satisfactory to the Underwriters, dated as of such date.

(f)            Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of each Company Party and the Chief Financial Officer of each Company Party, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)            for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii)            the representations, warranties and covenants of the Company Parties set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)            the Company Parties have complied with all the agreements hereunder and satisfied all the conditions on their parts to be performed or satisfied hereunder at or prior to such date.

(g)            Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from Deloitte & Touche LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(h)            Lock-up Agreements. On or prior to the date hereof, the Company Parties shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from each director, officer and each beneficial owner (as defined and determined according to Rule 13d-3 under the Exchange Act) of one percent or more of the outstanding issued share capital of the Company, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(i)            Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(j)            Approval of Listing. At the First Closing Date, the Offered Shares shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

(k)            CFO Certificate. On the date of this Agreement and on the First Closing Date or the applicable Option Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its Chief Financial Officer with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(l)            Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company Parties in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m)            Organizational Transactions. Prior to or substantially concurrent with the Closing Date, the Organizational Transactions shall have been consummated in a manner substantially consistent with the description thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the Company Parties at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.      Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6 or Section 12 or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company Parties, jointly and severally, agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, documented fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8.      Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9.      Indemnification.

(a)            Indemnification of the Underwriters by the Company Parties. The Company Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company Parties), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, or (B) the violation of any laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all documented expenses (including the documented fees and disbursements of counsel) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company Parties may otherwise have.

(b)            Indemnification of each Company Party and their Respective Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Company Party, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls a Company Party within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company Party, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus, such Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse each Company Party, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company Party, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in (i) the first two sentences of the third paragraph under the caption “Underwriting,” (ii) the first and second sentences of the first paragraph under the caption “Underwriting—Commission and Expenses,” and (iii) the first sentence of the first paragraph (with respect to the Underwriters only) under the caption “Underwriting—Stabilization” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)            Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred and documented by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by GS, Jefferies and WB (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company Parties (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)            Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.      Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company Parties, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company Parties, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company Parties, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company Parties, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls a Company Party within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company Parties.

Section 11.      Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.      Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by GS, Jefferies and WB by notice given to the Company Parties if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by NASDAQ; (ii) trading in securities generally on NASDAQ or the New York Stock Exchange shall have been suspended; (iii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change in United States’ or international political, financial or economic conditions, the effect of which, as in the judgment of GS, Jefferies and WB is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; or (v) the Company Parties shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity, regardless of whether or not such loss shall have been insured, the effect of which, in the judgment of GS, Jefferies and WB, is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company Parties to any Underwriter, except that the Company Parties, jointly and severally, shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company Parties; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13.      No Advisory or Fiduciary Relationship. The Company Parties acknowledge and agree that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its other stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company Parties on other matters) and no Underwriter has any obligation to the Company Parties with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company Parties, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Section 14.      Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of each Company Party, of its officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company Parties or any of their or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 15.      Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

William Blair & Company, L.L.C.
The William Blair Building
150 North Riverside Plaza
Chicago, Illinois 60606

with a copy to:	Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Alexander D. Lynch, Esq., Michael Stein, Esq.

If to the Company Parties:	Suja Life, Inc.
3831 Ocean Ranch Blvd.
Oceanside, CA 92056
Attention: Heather Thomaselli, Chief Administrative Officer

Suja Life Holdings, L.P.
3831 Ocean Ranch Blvd.
Oceanside, CA 92056
Attention: Heather Thomaselli, Chief Administrative Officer

with a copy to:	Kirkland and Ellis LLP
333 West Wolf Point Plaza
Chicago, IL 60654
Attention: Michael P. Keeley, P.C., Ben Richards

Any party hereto may change the address for receipt of communications by giving written notice to the others. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 16.      Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 17.      Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.      Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights would be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 19.      Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 20.      General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SUJA LIFE, INC.

By:	/s/ Maria Stipp
Name: Maria Stipp
Title: Chief Executive Officer

SUJA LIFE HOLDINGS, L.P.

By:	/s/ Maria Stipp
Name: Maria Stipp
Title: President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

GOLDMAN SACHS & CO. LLC
JEFFERIES LLC
WILLIAM BLAIR & COMPANY, L.L.C.
Acting individually and as Representatives
of the several Underwriters named in
the attached Schedule A.

GOLDMAN SACHS & CO. LLC

By:	/s/ Tim Carson
Name: Tim Carson
Title: Managing Director

JEFFERIES LLC

By:	/s/ Michael Bauer
Name: Michael Bauer
Title: Managing Director

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Zach Dombrowski
Name: Zach Dombrowski
Title: Managing Director

Schedule A

Underwriters	Number of Firm Shares to be Purchased
Goldman Sachs & Co. LLC	2,635,923
Jefferies LLC	2,272,348
William Blair & Company, L.L.C.	1,999,666
BofA Securities, Inc.	990,476
Evercore Group L.L.C.	990,476
Total	8,888,889

Schedule B

Free Writing Prospectuses Included in the Time of Sale Prospectus

None.

Schedule C

Permitted Section 5(d) Communications

Testing-the-Waters Communications

1.	January 2026

2.	March / April 2026

Exhibit A

Form of Lock-up Agreement

[●], 2026

Goldman Sachs & Co. LLC

Jefferies LLC

William Blair & Company, L.L.C.

As Representatives of the Several Underwriters

named in Schedule A to the Underwriting Agreement

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

and

c/o William Blair & Company, L.L.C.

The William Blair Building

150 North Riverside Plaza

Chicago, Illinois 60606

RE:	Suja Life, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of Class A common stock, par value $0.0001 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which Goldman Sachs & Co. LLC (“GS”), Jefferies LLC (“Jefferies”) and William Blair & Company, L.L.C. (“WB”) will act as the representatives of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will, if the undersigned is a natural person, cause any Family Member not to), without the prior written consent of GS and Jefferies, which may withhold their consent in their sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or any Family Member;

•	enter into any Swap;

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration (other than in connection with demand and/or piggyback registration rights under the registration rights agreement described in the Prospectus (as defined in the Underwriting Agreement); provided that such exercise of demand and/or piggyback registration rights does not result in the public filing of a registration statement with the Securities and Exchange Commission (“SEC”) or any other public announcement of such proposed registration by the undersigned, the Company or any third party during the Lock-up Period and, for the avoidance of doubt, a confidential submission of such registration statement with the SEC shall not constitute a public filing during the Lock-up Period); or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to the transfer of Shares or Related Securities:

(a)            as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, including, without limitation, to charitable organizations or educational institutions;

(b)            by will, testamentary document or intestate succession;

(c)            if the undersigned is a natural person, to any Family Member or to any trust for the direct or indirect benefit of the undersigned or a Family Member or, if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust;

(d)            to any corporation, partnership, limited liability company or other entity of which the undersigned and/or any Family Member are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(e)            if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act) of the undersigned, or to any investment fund or other entity which fund or other entity directly or indirectly is controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a disposition, transfer or distribution by the undersigned to its stockholders, current or former partners (general or limited), members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders;

(f)            to any nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above;

(g)            by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other order of a court or regulatory authority;

(h)            to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee;

(i)            if the undersigned is not an officer or director of the Company or a stockholder holding 10% or more of the Company’s Class A common stock, in connection with a sale or transfer of the undersigned’s shares of Class A common stock acquired from (A) the underwriters in the Offering or (B) in open market transactions on or after the completion of the Offering;

(j)            to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase or otherwise acquire Shares (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-up Period, including any transfer to the Company for the payment of exercise price, tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement (as defined in the Underwriting Agreement), the Preliminary Prospectus (as defined in the Underwriting Agreement) and the Prospectus, provided further, that, in each case, any such Shares received upon such vesting, settlement, exercise or conversion shall be subject to the restrictions set forth in this letter agreement;

(k)            in “sell to cover” or similar open market transactions during the Lock-up Period to satisfy any exercise price or tax withholding obligations as a result of the exercise, vesting and/or settlement of Company equity awards (including options and restricted stock units) held by the undersigned and issued pursuant to a plan or arrangement described in the Prospectus, provided that, any such Shares retained by the undersigned after giving effect to this provision shall be subject to the terms of this letter agreement;

(l)            in connection with (A) any conversion, exchange, reclassification, transfer or sale in connection with, and as contemplated by, the Organizational Transactions (as defined in the Underwriting Agreement) or (B) any exchange of Class V common stock, par value $0.0001 per share (“Class V Common Stock”), together with an equal number of LP Units (as defined in the Underwriting Agreement), for Shares (an “Exchange”), provided that any Shares received upon such Exchange shall be subject to the restrictions set forth in this letter agreement for the Lock-up Period;

(m)            [in connection with any pledge, hypothecation or other grant of a security interest in any Shares and/or Related Securities to one or more lending institutions (including their successors, assignees, participants, agents or representatives) (“Lenders”) as collateral or security for any loan, advance or extension of credit, including the transfer of such Shares and/or Related Securities to such Lenders upon foreclosure of such Shares and/or Related Securities in accordance with the terms of the documentation governing any loan, advance or extension of credit; provided that with respect to any pledge, charge, hypothecation or other granting of a security interest set forth above after the execution of this letter agreement, the applicable Lender(s) shall be informed of the existence and contents of this letter agreement before entering into any loan, advance or extension of credit and further, provided that any purchaser or transferee of such Shares and/or Related Securities shall, upon foreclosure of the pledged securities, sign and deliver a lock-up agreement substantially in the form of this letter agreement; provided further that the undersigned or the Company, as the case may be, shall provide the Representatives prior written notice informing them of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest]1; or

(n)            pursuant to a bona fide third-party tender offer for securities of the Company, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Shares and/or Related Securities, subject to this letter agreement, shall remain subject to the restrictions set forth herein.

provided, however, that in any such case, it shall be a condition that:

•	in the case of clauses (i) through (vii) above, (x) such transfer or distribution shall not involve a disposition for value and (y) each transferee executes and delivers to GS, Jefferies and WB an agreement in form and substance satisfactory to GS, Jefferies and WB stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to, during the Lock-up Period, Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto);

•	in the case of clauses (i) through (xiv) above, if any filing, report or announcement shall be legally required during the Lock-up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clauses (i) through (vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this letter agreement; and

•	in the case of any transfer or distribution, no public disclosure or filing under the Exchange Act shall be made voluntarily, and in the case of any transfer pursuant to clause (ix) above, no public disclosure or filing under Section 16(a) of the Exchange Act by any party to the transfer shall be required, in each case, reporting a reduction in beneficial ownership of Shares in connection with such transfer.

1 NTD: To be included for the PSP Funds.

Furthermore, notwithstanding the restrictions imposed by this letter agreement, the undersigned may enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of Shares and/or Related Securities, if then permitted by the Company, provided that none of the Shares and/or Related Securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-up Period, and if any filing, report or announcement regarding, or that otherwise discloses, the establishment of such plan shall be legally required during the Lock-up Period, such filing, report or announcement shall clearly indicate therein that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Lock-up Period.

In addition, if the undersigned is an officer or director of the Company, (i) GS and Jefferies agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, GS and Jefferies will notify the Company of the impending release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by GS and Jefferies hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and, if the undersigned is a natural person, the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will use its best efforts to cause any Family Member not to take, directly or indirectly, any such action.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted his, her or its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

This letter agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which the Registration Statement filed with the SEC with respect to the Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the underwriters’ option thereunder to purchase additional Shares), (iii) the date on which the Company notifies GS, Jefferies and WB, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Offering and (iv) May 31, 2026, in the event that the Underwriting Agreement has not been executed by such date (provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date by a period of up to an additional 90 days).

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if
signing as custodian or trustee, or on
behalf of an entity)

Annex A

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 180 days after the date of the Prospectus.

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire Shares, or any securities exchangeable or exercisable for or convertible into Shares (including, for the avoidance of doubt, shares of Class V Common Stock), or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

–	in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.